SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report: (Date of Earliest Event Reported):
                                November 22, 2005


                                 CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)

                           Maryland 1-10360 52-1622022
            (State or other jurisdiction (Commission (I.R.S. Employer
               of incorporation) File Number) Identification No.)


                              11200 Rockville Pike
                            Rockville, Maryland 20852
   (Address of principal executive offices, including zip code, of Registrant)

                                 (301) 255-4700
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__      Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

__      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14A12)

__      Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CFR 240.14d-2(b))

__      Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02         Unregistered Sales of Equity Securities

         On November 18, 2005, BREF One, LLC, Series A (BREF One) purchased 336,835 shares of common stock, par value $0.01 per share (the Shares), of CRIIMI MAE Inc. (CRIIMI MAE or the Company) pursuant to the exercise of a warrant dated as of January 23, 2003 (the Warrant) at an exercise price of $11.50 per share. The exercise of the Warrant by BREF One resulted in an aggregate cash payment to the Company of $3,873,602.50. The Shares were issued to BREF One pursuant to the terms and conditions of the Warrant and in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relating to sales by an issuer not involving a public offering. The Shares may not be resold unless they are registered or an exemption from such registration is available, and the certificates representing such Shares will bear an appropriate restrictive legend.

         CRIIMI MAE will use the proceeds for general corporate purposes.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           CRIIMI MAE Inc.



Dated: November 22, 2005                   By:/s/Mark A. Libera
                                           -------------------------
                                           Mark A. Libera
                                           Vice President and
                                           General Counsel